Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated February 5, 2024 on the consolidated financial statements of Bantec, Inc. and Subsidiaries for each of the two years in the period ended September 30, 2023, included herein on the registration statement of Bantec, Inc. on Form S-1/A Amendment No. 2, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

May 23, 2024